UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Paycheck Protection Program

On April 20, 2020, Leaf Group Ltd. (the “Company”) entered into a Promissory Note (the “Promissory Note”) with Silicon Valley Bank and Silicon Valley Bank agreed to make available to the Company a loan in the amount of $7,143,927.00 (the “PPP Loan”) under the Small Business Administration (the “SBA”) Paycheck Protection Program enabled by the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).

The Company currently plans to use the proceeds to support payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

The advance under the PPP Loan bears interest at a rate per annum of 1.0%. The term of the PPP Loan is two years, ending April 20, 2022 (the “Maturity Date”). No payments are due on the PPP Loan until November 20, 2020, although interest will accrue during the deferment period. Beginning November 20, 2020, the Company will pay equal monthly installments of principal and interest in the amount necessary to fully amortize the PPP Loan through the Maturity Date, less any amount of potential forgiveness. Under the terms of the CARES Act, all or a portion of the principal of the PPP Loan may be forgiven. Such forgiveness will be determined, subject to limitations, based on the use of the PPP Loan proceeds for payroll costs, mortgage interest payments, lease payments or utility payments. To obtain forgiveness, the Company would need to request forgiveness from Silicon Valley Bank, provide documentation in accordance with the SBA requirements and certify that the amounts the Company is requesting to be forgiven qualify under those requirements. While the Company intends to use the PPP Loan proceeds in a manner that would permit forgiveness of the PPP Loan and intends to seek forgiveness at the appropriate time, no assurance can be provided that the Company will obtain forgiveness of the PPP Loan in whole or in part. The Company may also prepay the principal of the PPP Loan at any time without incurring any prepayment penalty or premium.

The Promissory Note also provides for customary events of default, including, among others, events of default relating to failure to make payments, bankruptcy, breaches of representations, and material adverse effects. Additionally, the Note is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act.

The Company did not provide any collateral or personal guarantees for the PPP Loan, nor did the Company pay any facility charge to the government or to Silicon Valley Bank. Additionally, Silicon Valley Bank consented to the PPP Loan as additional permitted indebtedness under the Company’s existing revolving credit facility.

The foregoing summary of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

As of March 31, 2020, the Company had cash and cash equivalents of $11.6 million, with $4.0 million in debt outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the PPP Loan. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions; actions by the PPP Loan parties; changes by the SBA or other governmental authorities regarding the CARES Act, the Payroll Protection Program or related administrative matters; and the Company’s ability to comply with the terms of the PPP Loan and the CARES Act, including to use the proceeds of the PPP Loan as described herein. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect subsequently occurring events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note, dated as of April 20, 2020 between Leaf Group Ltd. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020	LEAF GROUP LTD.

	By:	/s/ Jantoon Reigersman
Jantoon Reigersman
Chief Financial Officer